UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-50285	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Advantage Corporation (the “Company”) is filing, pursuant to Rule 14a-12, the information set forth below in the letter of intent dated March 22, 2005, the press release dated March 22, 2005 and the visual presentation presented by the Company during a teleconference and webcast held on Tuesday, March 22, 2005. Although we do not believe this is soliciting material under Rule 14a-12, we are disclosing this information in an abundance of caution.

Item 8.01 Other Events

On March 22, 2005, the Company announced the execution of a non-binding letter of intent with The First American Corporation and certain of its affiliates for the purchase of its credit information group. A copy of the Letter of Intent, dated March 22, 2005, is filed as Exhibit 99.1 to this Report, and a copy of the press release issued by the Company and The First American Corporation on March 22, 2005 relating thereto is filed as Exhibit 99.2 to this Report, both of which are incorporated herein by this reference. In addition, First Advantage will hold a conference call and simultaneous webcast on March 22, 2005 at 4:30 Eastern Standard Time. A copy of the visual presentation regarding the proposed transaction is filed as Exhibit 99.3 to this Report, and is incorporated by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Letter of Intent, dated March 22, 2005, between First Advantage Corporation and The First American Corporation

99.2	Joint Press Release between First Advantage Corporation and The First American Corporation announcing the execution of a non-binding letter of intent.

99.3	Visual Presentation from teleconference and webcast held on March 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: March 22, 2005